SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, DC 20549


                                  FORM 8-K

                               CURRENT REPORT
                   PURSUANT TO SECTION 13 OR 15(d) OF THE
                      SECURITIES EXCHANGE ACT OF 1934

                               April 2, 2001
                     (Date of earliest event reported)

                                SPACEDEV, INC.
           (Exact Name of Registrant as Specified in its Charter)


       Colorado                     000-28947              84-1374613
    (State or Other                (Commission            (IRS Employer
    Jurisdiction of                File Number)           Identification
    Incorporation)                                           Number)


                     13855 Stowe Drive, Poway, CA 92064
             (Address of Principal Offices, including zip code)


                               (858) 375-2000
            (Registrant's telephone number, including area code)

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Item 5.     Other Events

Appointment of Independent Directors

         Effective April 2, 2001, Registrant appointed two new directors to its Board of Directors, Robert Walker and General Howell M. Estes, III, to serve until the next annual shareholders' meeting. These directors represent independent directors of Registrant. The following is a summary of the business experience of each of the new directors:

         ROBERT WALKER (59) was appointed to Registrant's Board of Directors on April 2, 2001. Mr. Walker is the President of the Wexler Group. He spent twenty
(20) years, from 1977 to 1997, in the U.S. House of Representatives, where he was chairman of the House Science Committee and chairman of the House Republican leadership. Other key House positions held by Mr. Walker included vice chairman of the House Budget Committee, member of the Republican Steering Committee, and member of Speaker Gingrich's six-person Advisory Group.

         As an advocate for scientific research, technology and space programs, Mr. Walker was the first sitting House member to be awarded NASA's Distinguished Service Medal in 1996. Mr. Walker has also been a frequent guest on CNN's "Crossfire" and National Public Radio shows.

         Mr. Walker received a B.A. in education from Millersville University and an M.A. in political science from the University of Delaware. He taught high school social studies, and was a senior aide to Pennsylvania Representative Edwin Eshleman for ten (10) years.

         GEN. HOWELL M. ESTES, III (59) was appointed to Registrant's Board of Directors on April 2, 2001. General Estes is the President of Howell Estes & Associates, Inc., a wholly owned consulting firm to CEOs, Presidents and General Managers of aerospace and telecommunications companies worldwide. He also currently serves as Vice Chairman of the board of Trustees at The Aerospace Corporation. General Howell M. Estes III was commander in chief, North American Aerospace Defense Command (CINCNORAD) and United States Space Command (USCINCSPACE), and commander, Air Force Space Command (COMAFSPC), headquartered at Peterson Air Force Base, Colo., positions he retired from in 1998.

         As CINCNORAD, General Estes was responsible for the air sovereignty of the United States and Canada, as well as for providing tactical warning and attack assessment. As USCINCSPACE, he commanded the unified command responsible for directing space control and support operations including theater missile defense. As COMAFSPC, he directed satellite control, warning, space launch and ballistic missile operations missions through a worldwide network of support facilities and bases. The General entered the Air Force in 1965 as a graduate of the U.S. Air Force Academy. He has commanded both operational and maintenance squadrons, the Air Force's only stealth fighter unit, an air division and numbered air force. He served as director for operations (J-3), the Joint Staff, the Pentagon, Washington, D.C. A command pilot with more than 4,500 flying hours, he flew 169 combat missions as an F-4 pilot during the Vietnam conflict. During the Gulf War he served as deputy chief of staff for operations, Strategic Air Command.

         General Estes currently sits on the Board of Directors for the Colorado Springs affiliate of the Susan G. Koman Foundation for breast cancer and is co-sponsor of the Rocky Mountain High Technology Expo and Job Fair. He served as a consultant to the Defense Science Board Task Force on SPACE SUPERIORITY and as a commissioner on the U.S. Congressional Commission to Assess United States National Security Space Management and Organization.

         General Estes holds the following degrees: 1965 Bachelor of science degree in military science, U.S. Air Force Academy, Colorado Springs, Colo.; 1975 Master of arts degree in public administration, Auburn University, Ala.; 1975 Air Command and Staff College, Maxwell Air Force Base, Ala.; and 1983 National War College, Fort Lesley J. McNair, Washington, D.C.

Item 7.     Exhibits

         99.1     Press Release, dated April 3, 2001.
         99.2     Press Release, dated April 4, 2001

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                              SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            SPACEDEV, INC.


Dated: April 9, 2001                      By:  /s/ James W. Benson
                                            ------------------------
                                            Name: James W. Benson
                                            Title: Chief Executive Officer